POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Brian Roberts, Yoon Ah Oh, Eric French,
Erik Bello, and Debora Tomlinson, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1)	prepare, execute in the undersigned's name and on the
undersigned's behalf, and submit to the United States Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, or any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Rule 144 under the Securities
Act of 1933, as amended ("Rule 144"), or any rule or regulation of the SEC via the Electronic Data Gathering and Retrieval ("EDGAR") system and legally bind the undersigned for purpose of the Form ID or such other documents;

(2)	act as an account administrator for the undersigned's EDGAR account, including (i) appointing, removing and replacing account administrators, technical administrators account users, and delegated entities;
(ii) maintaining the security of the undersigned's EDGAR account, including modification of access codes; (iii) maintaining, modifying and certifying the accuracy of information on the undersigned's EDGAR account dashboard; and
(iv) taking any other actions contemplated by Rule 10 of Regulation S-T;

(3)	prepare and execute, for and on behalf of the undersigned, in the undersigned's capacity as Senior Vice President of Customer Success of Onto
 Innovation Inc.(the "Company"), and file with the SEC, Forms 3, 4, and 5, and Forms 144, each including amendments thereto, in accordance with Section
 16(a) of the Exchange Act and the rules thereunder and Rule 144, respectively;

( 4)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form
 ID, including amendments thereto, or Form 3, 4, or 5, or Form 144, and timely file such form with the SEC and any stock exchange or similar authority; and

(5)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in the discretion of such attorney-in-fact.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5, and Form 144, with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as June 16, 2025.

Signature:	/s/ Shirley Chen
Print Name: 	Shirley Chen